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                          U.S. PHYSICAL THERAPY, INC.
                OFFER TO PURCHASE FOR CASH UP TO 500,000 SHARES
                    OF ITS COMMON STOCK AT $11.00 PER SHARE

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         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
        AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 10, 2000,
                         UNLESS THE OFFER IS EXTENDED.
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TO OUR CLIENTS:

         Enclosed for your consideration are the Offer to Purchase, dated
July 11, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by U.S. Physical Therapy, Inc., a Nevada corporation ("U.S. Physical Therapy"), to purchase up to 500,000 shares of its common stock, $.01 par value (the "Shares"), at a price of $11.00 per Share, in cash (the "Purchase Price"), upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from J. Livingston Kosberg, Chairman of the Board.

      U.S. Physical Therapy will purchase all Shares properly tendered and not validly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tender provisions described in the Offer to Purchase. See Section 1 of the Offer to Purchase.

      The Purchase Price will be paid in cash with respect to all Shares purchased.

      All Shares tendered and not purchased pursuant to the Offer, including Shares not purchased because of proration or conditional tender, will be returned at U.S. Physical Therapy's expense as promptly as practicable following the Expiration Date.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. All Shares purchased by U.S. Physical Therapy in the Offer will be purchased at $11.00 per share in cash.

          2. The Offer is for up to 500,000 Shares, constituting approximately 15.2% of the total Shares outstanding as of July 10, 2000. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, August 10, 2000, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

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          4. As described in the Offer to Purchase, if more than 500,000 Shares have been properly tendered and not validly withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, U.S. Physical Therapy will purchase Shares in the following order of priority:

              (a) first, all Shares properly tendered and not validly withdrawn prior to the Expiration Date by any stockholder who owns beneficially an aggregate of 99 or fewer Shares (excluding Shares attributable to individual accounts under the Stock Option Plans (as defined in the Offer to Purchase)) who: (1) tenders all such Shares beneficially owned by such Odd Lot Holder (tenders of less than all shares owned by such stockholder will not qualify for this preference); and (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery;

              (b) second, after purchase of all of the foregoing Shares in item
                  (a) above, all Shares tendered properly and unconditionally and not validly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in Section 1 and
                  Section 6 of the Offer to Purchase;

              (c) third, all Shares conditionally tendered in accordance with
                  Section 6 of the Offer to Purchase for which the condition was satisfied; and

              (d) fourth, if necessary, Shares conditionally tendered for which the condition was not satisfied initially selected by lot at random in accordance with Section 6 of the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the purchase by U.S. Physical Therapy of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by U.S. Physical Therapy pursuant to the Offer will be paid by U.S. Physical Therapy, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          6. If you own an aggregate of 99 or fewer Shares (excluding Shares attributable to individual accounts under the Stock Option Plans (as defined in the Offer to Purchase)), and you instruct us to tender on your behalf all such Shares prior to the Expiration Date and you check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

      THE BOARD OF DIRECTORS OF U.S. PHYSICAL THERAPY HAS APPROVED THE MAKING OF THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. NEITHER U.S. PHYSICAL THERAPY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. U.S. PHYSICAL THERAPY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS AND ONLY ONE OF ITS EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

      If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

      The Offer is being made to all holders of Shares. U.S. Physical Therapy is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If U.S. Physical Therapy becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, U.S. Physical Therapy will make a good faith effort to comply with such law. If, after such good faith effort, U.S. Physical Therapy cannot comply


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with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.


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                                INSTRUCTION FORM

      WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO 500,000 SHARES
       OF COMMON STOCK OF U.S. PHYSICAL THERAPY, INC. AT $11.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 11, 2000, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by U.S. Physical Therapy, Inc. ("U.S. Physical Therapy") to purchase up to 500,000 shares of its common stock, $.01 par value (the "Shares"), at a price of $11.00 per Share, in cash, upon the terms and subject to the conditions of the Offer.

     This will instruct you, the holder of record, to tender to U.S. Physical Therapy the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.


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                                    ODD LOTS

[ ] Check here if the Shares are being tendered by or on behalf of a person owning an aggregate of 99 or fewer Shares (excluding Shares attributable to individual accounts under the Stock Option Plans) and such person is tendering all such Shares.

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                                SHARES TENDERED

[ ] If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                  ----------------------------------- Shares

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.


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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Sign Here:
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SIGNATURE(S)
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Name(s):
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(PLEASE PRINT NAME(S))


Address(es):
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(INCLUDE ZIP CODE)


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Dated:                   , 2000
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                               (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)


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